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                              CENDANT CORPORATION
                           SIGNIFICANT SUBSIDIARIES


             SUBSIDIARY                         STATE OF INCORPORATION

Benefit Consultants, Inc.                                 DE
Cendant Business Answers (Europe) PLC               United Kingdom
Cendant Finance Holding Corporation                       DE
Cendant Membership Services, Inc.                         DE
Cendant Mobility Services Corp.                           DE
Cendant Mortgage Corporation                              NJ
Cendant Operations, Inc.                                  DE
Century 21 Real Estate Corporation                        DE
Coldwell Banker Corporation                               DE
FISI* Madison Financial Corporation                       TN
HFS Dublin Unlimited                                United Kingdom
National Parking Corporation Limited                United Kingdom
PHH Corporation                                           MD
PHH Holdings Corporation                                  MD
PHH Vehicle Management Services Corporation               MD
RCI General Holdco 1, Inc.                                DE
RCI General Holdco 2, Inc.                                DE
RCI Holdings One, Inc.                                    DE
Resort Condominiums International, LLC                    DE
TM Acquisition Group                                      DE
Wizard Co. Inc.                                           DE